EXHIBIT 2.3

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                      RETURN ON INVESTMENT CORPORATION,

                          TECTONIC SOLUTIONS, INC.,

                        CONSTRUCTION YELLOW PAGES, LLC

                                     AND

                        AROL WOLFORD AND SCOTT MCLEAN

                               OCTOBER 29, 2003

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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

SECTION 1.  PURCHASE AND SALE................................................1

  1.1  Agreement to Purchase and Sell........................................1
  1.2  Included Assets.......................................................1
  1.3  Excluded Assets.......................................................2
  1.4  Assumption of Assumed Liabilities.....................................3
  1.5  Excluded Liabilities..................................................3
  1.6  Nonassignable Contracts...............................................4

SECTION 2.  CLOSING MATTERS; PURCHASE PRICE..................................5

  2.1  Closing...............................................................5
  2.2  Purchase Price........................................................5
  2.3  Allocation of Purchase Price..........................................5
  2.4  Receivables...........................................................6
  2.5  Outstanding Payables..................................................6
  2.6  Further Assurances....................................................6

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS...6

  3.1  Organization; Books and Records.......................................6
  3.2  Authorization, Execution and Enforceability...........................7
  3.3  Absence of Restrictions and Conflicts.................................8
  3.4  Share Ownership; No Interest in Other Entities........................8
  3.5  Ownership of Assets and Related Matters...............................8
  3.6  Financial Statements..................................................9
  3.7  Real Property; Other Assets..........................................10
  3.8  Absence of Certain Changes...........................................10
  3.9  Legal Proceedings....................................................10
  3.10 Licenses, Permits and Compliance with Law............................11
  3.11 Contracts and Commitments............................................11
  3.12 Tax Returns; Taxes...................................................12
  3.13 Insurance............................................................13
  3.14 Intellectual Property................................................13
  3.15 Transactions with Affiliates.........................................14
  3.16 Customer and Supplier Relations......................................15
  3.17 Brokers, Finders and Investment Bankers..............................15
  3.18 Disclosure...........................................................15
  3.19 Investment Representations...........................................15

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................17

  4.1  Organization and Standing............................................17
  4.2  Authority, Execution and Enforceability..............................17
  4.3  Absence of Restrictions and Conflicts................................17
  4.4  Parent Shares........................................................18
  4.6  SEC Filings; Purchaser Financial Statements..........................18
  4.7  Purchaser Capitalization.............................................19
  4.8  Parent Capitalization................................................19
  4.9  Litigation...........................................................19

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  4.10 No Material Adverse Change...........................................19
  4.11  Brokers' and Finders' Fees..........................................19
  4.12 Disclosure...........................................................19

SECTION 5.  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS...................19

  5.1  Conduct of Business of the Company...................................19
  5.2  No Solicitation......................................................21
  5.3  Distribution of Parent Shares and Notes..............................21
  5.4  Use of Name..........................................................22
  5.5  Public Announcements.................................................22
  5.6  Access to Information, Confidentiality...............................22

SECTION 6.  OTHER COVENANTS.................................................22

  6.1  Employment Matters...................................................22
  6.2  SEC Filings..........................................................23
  6.3  Best Source Contacts.................................................24
  6.4  Office Sublease......................................................24

SECTION 7.  CONDITIONS TO CLOSING...........................................24

  7.1  Conditions  to  Each  Party's  Obligations  to  Consummate  the
       Acquisition..........................................................24
  7.2  Conditions to the Company's and the Shareholders' Obligations to
       Consummate the Acquisition...........................................24
  7.3  Conditions to the  Purchaser's  and the Parent's  Obligations to
       Consummate the Acquisition...........................................25

SECTION 8.  TERMINATION.....................................................27

  8.1  Termination..........................................................27
  8.2  Effect of Termination................................................27
  8.3  Amendment............................................................28
  8.4  Extension; Waiver....................................................28
  8.5  Procedure for Termination, Amendment, Extension or Waiver............28

SECTION 9.  INDEMNIFICATION.................................................28

  9.1  Indemnification Obligations of the Company and Shareholders..........28
  9.2  Indemnification Obligations of the Purchaser.........................29
  9.3  Indemnification Procedure............................................29
  9.4  Claims Period........................................................31
  9.5  Shareholder Liability Limitations....................................31
  9.5  Shareholder Liability Limitations....................................32

SECTION 10. MISCELLANEOUS...................................................33

  10.1 Notices..............................................................33
  10.2 Interpretation.......................................................35
  10.3 Entire Agreement; Third-Party Beneficiaries..........................35
  10.4 Governing Law........................................................35
  10.5 Assignment...........................................................35
  10.6 Severability.........................................................35
  10.7 Counterparts.........................................................35
  10.8 Costs and Expenses...................................................36

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                                  SCHEDULES

Schedule 1.2(a).............  Tangible Assets
Schedule 1.2(c).............  Intellectual Property
Schedule 1.3(a).............  Excluded Assets
Schedule 1.5(c).............  Excluded Contracts and Agreements
Schedule 2.3................  Allocation
Schedule 3.1................  List of Locations where Qualified as a Foreign
                              Limited Liability Company
Schedule 3.3................  Absence of Conflicts
Schedule 3.4(b).............  Company Owned Equity
Schedule 3.6................  Company Financial Statements
Schedule 3.7................  Real Property Leases
Schedule 3.8................  Absence of Certain Changes
Schedule 3.9................  Legal Proceedings
Schedule 3.10...............  Licenses
Schedule 3.11...............  Contracts and Commitments
Schedule 3.12...............  Taxes
Schedule 3.13...............  Insurance
Schedule 3.14(a)............  Owned Intellectual Property
Schedule 3.14(b)............  Licensed Intellectual Property
Schedule 3.14(c)............  Intellectual Property Disputes
Schedule 3.15...............  Transactions with Affiliates
Schedule 3.16...............  Customer and Supplier Relations
Schedule 6.1................  Employees

                                   EXHIBITS
                                   --------


Exhibit A..................   Bill of Sale and Assignment and Assumption
                              Agreement
Exhibit B..................   Form of Non-Competition Agreement
Exhibit C..................   Intellectual Property Assignment Agreement
Exhibit D..................   Legal Opinion of Barnes & Thornburg
Exhibit E..................   Form of Investor Representation Letter

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                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 29, 2003, by and among Tectonic Solutions, Inc., a Georgia corporation (the "PURCHASER"), Return On Investment Corporation, a Delaware corporation and the sole shareholder of the Purchaser (the "PARENT"), Construction Yellow Pages, LLC, a Michigan limited liability company (the "COMPANY"), Arol Wolford, an individual resident of the state of Georgia and a member of the Company ("WOLFORD") and Scott McLean ("MCLEAN"), an individual resident of the state of Michigan and a member of Best Source Publishing, LLC, which is a member of the Company. In this Agreement, McLean and Wolford are referred to, individually, as a "PRINCIPAL MEMBER" and, collectively, as the "PRINCIPAL MEMBERS."

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Company publishes a comprehensive print directory for the commercial construction industry that architecture and engineering firms, design-build firms, and specialty contractors use to find essential information about companies, products, and equipment needed to complete construction projects (the "BUSINESS");

     WHEREAS, the parties desire to enter into this Agreement pursuant to which the Company proposes to sell to the Purchaser, and the Purchaser proposes to purchase from the Company (the "ACQUISITION"), substantially all of the assets used or held for use by the Company in the Business, and the Purchaser proposes to assume certain of the liabilities and obligations of the Company relating to the Business; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Acquisition;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. PURCHASE AND SALE.

     1.1 AGREEMENT TO PURCHASE AND SELL. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase and acquire from the Company, all right, title and interest of the Company in and to all of the Assets (as hereinafter defined), free and clear of all Liens (as hereinafter defined).

     1.2 INCLUDED ASSETS. Except as otherwise expressly set forth in Section 1.3 hereof, the term "ASSETS" shall mean and shall include the following property and assets of the Company:

          (a) all the equipment, servers, computer hardware, machinery, office equipment, furniture, fixtures and similar tangible property employed by the Company in the conduct of the Business, and including those items listed on
SCHEDULE 1.2(A);

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          (b) all right,  title and interest of the Company in the Contracts (as hereinafter defined);

          (c) all goodwill, patents, patent applications, copyrights, copyright applications, domain names, methods, know-how, software, source code, technical documentation, processes, procedures, inventions, trade secrets, trademarks, trade names, service marks, service names, registered user names, technology, research records, data, designs, plans, drawings, manufacturing know-how and formulas, whether patentable or unpatentable, and other intellectual or proprietary rights or property of the Company (and all rights thereto and applications therefore), including the intellectual property listed on SCHEDULE 1.2(C);

          (d) all customer lists used by the Company;

          (e)      the       name       "Construction       Yellow       Pages,"
"constructionyellowpages.com" and all variations thereof;

          (f) all cash and accounts receivable of the Company;

          (g) all claims, rights and causes of action of the Company against or with respect to third parties related to the Business, and all rights and interest of the Company in, to and under all Contracts between it and any other party or parties under any Contracts which have been acquired by it by assignment or in any other manner, whether or not disclosed or required to be disclosed in SCHEDULE 3.11 hereof, including all rights in distribution agreements with third parties and all of the Company's rights, if any, to inventory and equipment loaned to the Company or which the Company has on consignment; and

          (h) all other assets of Company employed in the conduct of the Business, whether real, personal, tangible, intangible or mixed and whether or not reflected in the Company Financial Statements or in the books or records of the Company, including all books, records and files (including, to the extent permitted by law or if authorized by the effected employees, all personnel files), rights under executory contracts and purchase and sale orders to be assumed by Purchaser hereunder (including all written contracts, orders and arrangements between Company and third parties existing at the Closing Date for the supply of goods and services for use in the Business), any prepaid expenses to the extent properly assignable to Purchaser and relating to periods subsequent to the Closing Date, permits and licenses to the extent transferable under law and all agreements for the lease of equipment, vehicles and office furniture.

     1.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth herein, the term "Assets" shall not mean or include the following assets, properties and rights of the Company (collectively, the "EXCLUDED ASSETS"):

          (a) the assets listed on SCHEDULE 1.3(A); and

          (b) the Best Source Contracts (as defined in Section 3.11 below) and any rights therein or thereunder; and

          (c) the minute books, stock registers and related records of the Company.

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     1.4 ASSUMPTION OF ASSUMED LIABILITIES. Except as expressly provided in this
Section 1.4, the Purchaser shall not assume any claims, liabilities or obligations of the Company. As the sole exception to the foregoing, the Purchaser shall assume and agree to fully pay, perform, and discharge when due, the following liabilities and obligations of the Company existing as of the Closing Date (collectively, the "ASSUMED LIABILITIES"):

          (a) the obligations and liabilities of the Company under each Contract;

          (b) the obligations and liabilities of the Company under each Best Source Contract under which the Purchaser receives benefits after Closing pursuant to arrangements contemplated by Section 6.3(b) below;

          (c) except to the extent excluded in Section 1.5 below, all other liabilities of the Company incurred in the ordinary course of business in connection with the Business;

          (d) all obligations and liabilities reflected on, accrued for, reserved against or otherwise provided for in the Company Financial Statements; and

          (e) accrued vacation of the Company's employees, provided that it does not exceed $1,500.

     1.5 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary set forth herein, the Assumed Liabilities shall not include, and in no event shall the Purchaser assume, agree to pay, discharge or perform or incur any liability or obligation of the Company under this Agreement which is not expressly included as an Assumed Liability in accordance with Section 1.4 hereof (all obligations and liabilities of the Company, other than the Assumed Liabilities, are hereinafter referred to as the "EXCLUDED Liabilities"). Except to the extent reflected on, accrued for, reserved against or otherwise provided for in the Company Financial Statements or disclosed in the Company Disclosure Schedule, and except for obligations and liabilities incurred in the ordinary course of business that are not in the aggregate materially adverse to the Company, the Excluded Liabilities shall include, but not be limited to, the following:

          (a) claims, obligations and liabilities of the Company, including compensatory, punitive damages, known or unknown, direct or indirect, including all costs and expenses relating thereto, arising out of any Proceeding (as hereinafter defined) before or after the Closing Date;

          (b) obligations and liabilities of the Company for (i) "Taxes" (as defined in Section 3.12(e) below) with respect to any period (other than payroll and other similar Taxes incurred in the ordinary course of business), (ii) for unpaid Taxes of any Person (other than the Company) under Treasury Regulations
Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise or (iii) obligations or liabilities of the Company for federal, state, county, local, foreign or other income, sales, use or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or delivery of the Assets pursuant to this Agreement;

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          (c) obligations and liabilities of the Company under the contracts and agreements listed in SCHEDULE 1.5(C) attached hereto;

          (d) any contingent liabilities of the Company of any kind arising or existing on or prior to the Closing Date, including, but not limited to, claims, proceedings or causes of action which are currently or hereafter become the subject of claims, assertions, litigation or arbitration, including those relating to penalties for late deliveries, quality defaults or product liability procedures;

          (e) sponsorship, debts, obligations or liabilities under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance or other similar employee plans or arrangements, or under any policies, handbooks, or custom or practice, collective bargaining agreement, or any employment agreements, whether express or implied, applicable to any of the Company's employees at any time (other than accrued vacation as provided in Section 1.4(e) above);

          (f) any liability or obligation of the Company arising out of any wrongful or unlawful violation or infringement of any Intellectual Property of any person or entity occurring on or prior to the Closing Date;

          (g) any Indebtedness of the Company, including, obligations or liabilities, if any, of the Company to any Principal Members in respect of money loaned by the Principal Members to the Company. "INDEBTEDNESS" shall mean (i) all liabilities of the Company with respect to the outstanding principal amount of indebtedness for borrowed money (including indebtedness secured by a lien on property, contingent liabilities or otherwise), all accrued interest thereon, and all fees, expenses, prepayment penalties and other charges which would be payable with respect thereto if fully paid out, plus (ii) that portion of the obligations of the Company with respect to capital leases that are properly classified as a liability on a balance sheet prepared in accordance with United States generally accepted accounting principles, and all fees, expenses, prepayment penalties and other charges which would be payable in relation thereto if fully paid out;

          (h) debts, expenses, obligations or liabilities of the Company arising out of any claim, action, suit or proceeding pending as of the Closing Date or arising out of or relating to matters or events occurring on or prior to the Closing Date; and

          (i) any liabilities or obligations arising out of or relating exclusively to the Excluded Assets.

     1.6  NONASSIGNABLE CONTRACTS.

          (a) To the extent that assignment hereunder by the Company to the Purchaser of any Contract is not permitted or is not permitted without the consent of a third party and, such consent has not been obtained as of the Closing Date, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. The

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Company shall use its reasonable  commercial  efforts to obtain as expeditiously as possible any and all such third-party consents.

          (b) If and to the extent that the Company is unable to obtain any required third party consent contemplated by Section 1.6(a), the Company shall continue to be bound by any such Contract (the "NON-ASSIGNED CONTRACT"). In such event, to the maximum extent permitted by law or the terms of the Non-Assigned Contract, (i) the Company shall use commercially reasonable efforts to make the benefit of such Non-Assigned Contract available to the Purchaser, and (ii) the assignment provisions of this Agreement shall operate to the extent permitted by law or the applicable Non-Assigned Contract to create a subcontract, sublease or sublicense with the Purchaser to perform each relevant Non-Assigned Contract at a price equal to the monies, rights and other consideration receivable or payable by the Company with respect to the performance by or enjoyment of the Purchaser under such subcontract, sublease or sublicense. To the extent such benefit is made available, and/or such subcontract, sublease or sublicense is created, (1) the Purchaser shall pay, perform and discharge fully all obligations of the Company under any such Non-Assigned Contract from and after the date hereof, (2) the Company shall, without further consideration therefor, pay and remit to the Purchaser promptly any monies, rights and other consideration received in respect of such Non-Assigned Contract performance, and
(3) the Company shall exercise or exploit its rights and options under all such Non-Assigned Contracts only as directed by the Purchaser and at the Purchaser's expense.

          (c) If any third party consent contemplated by Section 1.6(b) shall be obtained or any such Non-Assigned Contract shall otherwise be assignable, the Company shall promptly assign all of its rights and obligations thereunder or in connection therewith to the Purchaser without payment of further consideration therefor, and the Purchaser shall confirm its assumption of such rights and obligations as of the date thereof.

     SECTION 2. CLOSING MATTERS; PURCHASE PRICE.

     2.1 CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall be held on the second business day following the satisfaction (or waiver by the party so entitled) of all the conditions set forth in Section 7, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, 16th Floor, Atlanta, Georgia 30303 or at such other place and time agreed to by the parties. The date and time at which the Closing actually occurs is referred to herein as the "CLOSING DATE."

     2.2 PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, the purchase price (the "PURCHASE PRICE") for the Assets, in addition to the Purchaser's assumption of the Assumed Liabilities, shall be SEVEN HUNDRED AND FIFTY THOUSAND (750,000) shares of Parent common stock, par value $0.01 per share (the "PARENT SHARES").

     2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price (plus the amount of the Assumed Liabilities) shall be allocated among the Assets as set forth in
SCHEDULE 2.3 (the "ALLOCATION") to be delivered immediately prior to the Closing, which will be prepared by the parties by arm's length negotiation, in compliance with Section 1060 of the Internal Revenue

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

Code of 1986, as amended (the "CODE") and the Treasury Regulations promulgated thereunder (the "REGULATIONS"). The Purchaser and the Company shall (i) timely file all forms (including Internal Revenue Service ("IRS") Form 8594, and Tax Returns (as hereinafter defined) required to be filed in connection with the Allocation, (ii) be bound by the Allocation for purposes of determining Taxes, and (iii) take no position, and cause its affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return or in any audit or proceeding before any Tax Authority (as hereinafter defined). In the event that the Allocation is disputed by any Tax Authority, the party receiving notice of the dispute shall promptly notify the other parties hereto concerning resolution of the dispute.

     2.4 RECEIVABLES. After the Closing Date, the Company will deliver to the Purchaser any cash or other property it may receive with respect to receivables originated by the Company prior to the Closing Date.

     2.5 OUTSTANDING  PAYABLES.  The Purchaser covenants to pay, as and when due
in  the  ordinary  course  of  business  consistent  with  past  practice,   any
outstanding balances relating to the Assets as of the Closing Date.

     2.6 FURTHER ASSURANCES. Each party hereto shall on the date hereof and from time to time thereafter at any other party's reasonable request and without further consideration execute and deliver to such other party such instruments, certificates and documents required to effect the Acquisition in addition to those delivered pursuant to this Section 2 as shall be reasonably requested to consummate more effectively the transactions contemplated by this Agreement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL MEMBERS.

     The Company and Principal Members, jointly and severally, represent and warrant to the Parent and the Purchaser that the statements contained in this
Section 3 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date (unless specifically made as of another date), except as specified to the contrary in the Disclosure Schedule prepared by the Company accompanying this Agreement (the "COMPANY DISCLOSURE SCHEDULE") which is made a part hereof. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. A disclosure in any Schedule included in the Company Disclosure Schedule shall act as a disclosure, exception or exclusion, as applicable, to each other Schedule in the Company Disclosure Schedule.

     3.1 ORGANIZATION; BOOKS AND RECORDS.

          (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary (i) to own, lease and operate the Business, and to carry on the Business as now being conducted, and
(ii) to enter into and perform its obligations under this Agreement and the Company Ancillary Documents. The Company is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction where the character

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

of the Business or the ownership, leasing or holding of the Assets requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on the Business. SCHEDULE 3.1 contains a correct and complete list, as of the date hereof, of the jurisdictions in which the Company is qualified to do business as a foreign limited liability company. A "MATERIAL ADVERSE EFFECT" means any result, occurrence, change, event, effect or circumstance that individually or in the aggregate with any such other result, occurrence, change, effect, event or circumstance is or is reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or business, of the applicable entity or, taken as a whole, or materially adverse to the ability of the Company, the Principal Members, the Purchaser or the Parent to perform their respective obligations under this Agreement and consummate the transactions contemplated hereby. In no event shall any of the following constitute a Material Adverse Effect: (i) a change in the trading prices of the Purchaser's equity securities between the date of this Agreement and the Closing Date, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the industries in which the Parent, Purchaser or the Company, as applicable, operate or arising from changes in general business or economic conditions, and not specifically relating to the Parent, Purchaser or Company, as the case may be; (iii) effects, changes, events, circumstances or conditions directly attributable to (A) out-of-pocket fees and expenses (including legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by the Agreement or (B) the payment by the Purchaser or Company of all amounts due to any officers or employees of Company under employment contracts, non-competition agreements, employee benefit plans or severance arrangements as specified in the Company Disclosure Schedule; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or GAAP, which affect generally entities such as the Purchaser and Company; and (v) any effects, changes, events, circumstances or conditions resulting from compliance by the Purchaser or Company with the express terms of this Agreement or action taken with the prior informed written consent of the other party.

          (b) The Company has provided to the Purchaser a true and complete copy of its articles of organization and its operating agreement, each as amended to date. The corporate records of the Company are true and complete in all material respects.

     3.2 AUTHORIZATION, EXECUTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Company Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Documents have been duly authorized by all necessary member action on the part of the Company. This Agreement and each other certificate, agreement, document or instrument to be executed and delivered by the Company or any Principal Member in connection with the transactions contemplated by this Agreement (the "COMPANY ANCILLARY DOCUMENTS") have been duly executed and delivered by the Company and/or Principal Members (as the case may be), and constitute the valid and legally binding agreements of the Company and/or Principal Members (as the case may be), enforceable against the Company and/or Principal Members (as the case may be) in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.3 ABSENCE OF RESTRICTIONS AND CONFLICTS. Except as disclosed in SCHEDULE 3.3, the execution, delivery and performance of this Agreement and the Company Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Company Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Company Ancillary Documents do not and will not (as the case may be), (a) conflict with or result in any breach of any term or provision of the articles of organization or operating agreement of the Company, (b) with or without the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default (or give rise to any right of termination, amendment or cancellation) under, result in the loss of any benefit under or permit the acceleration of any obligation under, any Contract or result in the creation of any Lien on any of the Assets pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other obligation to which the Company is a party or by which any of its properties or assets is bound, (c) or violate any judgment, decree or order of any Governmental Authority (as hereinafter defined) to which the Company is a party or by which the Company or any of its properties is bound or (d) any statute, law, rule or regulation applicable to the Company. Except as set forth in Schedule 3.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, arbitrator, governmental agency or public or regulatory unit, agency, body or authority (a "GOVERNMENTAL AUTHORITY") with respect to the Company or any Principal Member is required in connection with the execution, delivery or performance of this Agreement or the Company Ancillary Documents by the Company or any Principal Member or the consummation of the transactions contemplated by this Agreement or Company Ancillary Documents by the Company or any Principal Member, other than any such consent, approval, order, authorization, registration, declaration or filing that is obtained or made on or before Closing or the failure to obtain or made would not reasonably be expected to have a Material Adverse Effect on the Company.

     3.4  COMPANY OWNERSHIP; NO INTEREST IN OTHER ENTITIES.

          (a) Best Source Publishing, LLC, SpecSource, Inc., and Wolford own 100% of the outstanding membership interests in the Company.

          (b) Except as disclosed on SCHEDULE 3.4(B), the Assets do not include, and the Company does not own, any direct or indirect equity interest (by stock ownership, partnership interest, limited liability company interest, joint venture interest or otherwise) in any other corporation, partnership, limited liability company, joint venture, firm, association or business enterprise.

     3.5  OWNERSHIP OF ASSETS AND RELATED MATTERS.

          (a) NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person (other than the Purchaser pursuant to this Agreement) to acquire any assets, properties or rights included in the Assets or any interest therein, other than any such agreements, options, commitments and rights arising in the ordinary course of business of the Company.

          (b) OWNERSHIP; SUFFICIENCY OF ASSETS. The Company has, and will transfer, assign or sublicense to the Purchaser pursuant to this Agreement, good and valid, legal and beneficial title to the Assets, free and clear of all Liens. In this Agreement, "Liens" means all mortgages, liens, pledges, security interests, charges, easements, leases, subleases, licenses and other occupancy arrangements, covenants, rights of way, options, imperfections of title, claims, restrictions, or encumbrances of any kind other than any of the foregoing that
(1) relate to the Assumed Liabilities, (2) are reflected on, accrued for, reserved against or otherwise provided for in the Company Financial Statements or that arose since the date of the most recent balance sheet included in the Company Financial Statements in the in the ordinary course of business, (3) relate to Taxes and general and special assessments not in default and payable without penalty and interest, or (4) are set forth in the Company Disclosure Schedule. Other than the Best Source Contracts, the Assets constitute all the assets and properties necessary to permit the Purchaser to conduct the Business immediately after the date hereof in the same manner as the Company has conducted the Business immediately prior to the date hereof.

          (c) CONDITION OF CERTAIN ASSETS. The equipment and other tangible property included in the Assets are in good operating condition and good state of repair, subject to ordinary wear and tear.

     3.6 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the following:

          (a) the unaudited balance sheets of the Company at December 31, 2002, and the unaudited statements of income, retained earnings and cash flows of the Company for the period then ended (collectively, the "FINANCIAL STATEMENTS"); and

          (b) the unaudited balance sheet of the Company at September 30, 2003, and the unaudited statement of income of the Company for the period then ended (collectively, the "INTERIM FINANCIAL STATEMENTS").

     The Financial Statements and the Interim Financial Statements are hereinafter referred to, collectively, as the "COMPANY FINANCIAL Statements."
The Company Financial Statements are attached hereto as SCHEDULE 3.6. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company, which books and records are maintained in accordance with GAAP (except as expressly noted on SCHEDULE 3.6) consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practice of the Company. Each of the balance sheets included in such Company Financial Statements (including any related notes and schedules) fairly presents in all material respects the financial position of the Company, as of the date of such balance sheet, and each of the statements of income, retained earnings, and cash flows included in such Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, changes in retained earnings and changes in cash flows, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP (except as expressly noted therein or on SCHEDULE 3.6 and except for footnotes and, with respect to interim statements, year-end adjustments) consistently applied throughout the periods indicated. Since September 30, 2003, there has been no material change in any of the accounting (and tax accounting) policies, practices or procedures of the Company.

     3.7  REAL PROPERTY; OTHER ASSETS.

          (a) The Company does not own, and has never owned, fee title to any real property.

          (b) The Company has good and marketable fee simple title to or a valid leasehold interest in each tangible asset reflected in the latest balance sheet of the Company (other than any such other asset disposed of or consumed in the ordinary course of business) free and clear of all Liens.

          (c) SCHEDULE 3.7 sets forth a true and complete list, and except as stated in Schedule 3.7 the Company has heretofore delivered to the Purchaser or its representatives true, correct and complete copies of all leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company uses or occupies or has the right to use or occupy, now or in the future, real property or facilities (the "LEASED REAL PROPERTY"), including all modifications, amendments and supplements thereto. Except where the failure would not reasonably be expected to have, individually, a Material Adverse Effect on the Company and except as set forth on Schedule 3.7: (A) the Company has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all Liens and each Real Property Lease is in full force and effect in all material respects; (B) all rent and other sums and charges payable by the Company as tenant thereunder are current in all material respects; (C) no termination event or condition or uncured default on the part of the Company or, to the Company's knowledge, the landlord, exists under any Real Property Lease; (D) to the Company's knowledge, the Company is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease; and
(E) no consent or approval from the lessor under the Real Property Leases is required for the consummation by the Company of the transactions contemplated hereby.

          (d) The Company's current use of the Leased Real Property and the improvements and buildings located thereon in connection with the operation of the Business is in compliance in all material respects and substantially conforms with all applicable zoning and building regulation requirements.

     3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 3.8, since the date of the most recent balance sheet included in the Company Financial Statements, the Company has in all material respects (a) extended credit to customers, collected accounts receivable and paid accounts payable and similar obligations of the Business in the ordinary course of business consistent with past practice, (b) conducted the Business in the ordinary course on a basis consistent with past practice, and (c) used its commercially reasonable efforts to preserve the business, customers and suppliers of the Business.

     3.9 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 3.9, there are no suits, actions, claims, proceedings or investigations ("PROCEEDINGS") pending or, to the knowledge of the Company, threatened against, relating to or involving the Business, the Company or any of the

Company's officers or members (acting in their capacity as such) before any Governmental Authority nor, to the knowledge of the Company, is there any valid basis for any such Proceeding, nor is there any judgment, decree, injunction, citation, or material order of any Governmental Authority outstanding against the Company.

     3.10 LICENSES, PERMITS AND COMPLIANCE WITH LAW. SCHEDULE 3.10 is a true and complete list of all licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor held by the Company and issued by, or submitted by the Company to, any Governmental Authority and are material to the operation of the Business (collectively, the "Licenses"). The Company owns or possesses all of the Licenses which are necessary to enable it to carry on the Business as presently conducted. All Licenses are valid, binding, and in full force and effect. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not materially adversely affect any License. The Company has taken all necessary action to maintain each License. No notice has been received by the Company that any License is being revoked or cancelled (other than expiration upon the end of any term). The Company is (and has been at all times during the past five (5) years) in material compliance with all applicable laws (including applicable laws relating to safety and health of employees), ordinances, regulations and orders of all Governmental Authorities.

     3.11 CONTRACTS AND COMMITMENTS. SCHEDULE 3.11 sets forth a true, complete and correct list of all written, and a description of all oral, agreements to which, as of the Closing Date, the Company is a party or by which the Company is bound relating to the Business (collectively, the "Contracts"), other than any Contract that relates solely to an Excluded Asset or that is not material in amount or that is not material to the Business, including: (A) contracts with any current officer, member or employee of the Company; (B) contracts pursuant to which the Company licenses other persons to use any of the Owned Intellectual Property or has agreed to support, maintain, upgrade, enhance, modify, port, or consult with respect to any of the Owned Intellectual Property, or pursuant to which other persons license the Company to use the Owned Intellectual Property;
(C) contracts (1) for the sale of any of the assets of the Company, other than contracts entered into in the ordinary course of business, (2) for the grant to any person of any preferential rights to purchase any of its assets or (3) for the sale or transfer of any equity of the Company; (D) contracts by which the Company has agreed to design, develop, author or create any new custom, or customized software for any third party; (E) contracts which restrict the Company from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with the Company in any line of business or in any geographical area; (F) contracts which restrict the Company from disclosing any information concerning or obtained from any other person or which restrict any other person from disclosing any information concerning or obtained from the Company; (G) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money or Indebtedness; and (H) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to the Company. Except as set forth on
SCHEDULE 3.11, all of the Contracts are in full force and effect as to the Company and are the legal, valid and binding obligation of the Company, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company is not in breach or default (with or without notice or lapse of time, or both) in any material respect under any Contract nor, to the knowledge of the Company, is any other party to any Contract in breach or default (with or without notice or lapse of time, or both) thereunder in any material respect. Except as set forth on Schedule 3.11, the Company is not a party to any existing contract, obligation or commitment of any type in any of the following categories: (1) any sales contract, including any open bid or quotation, which is of an open-end or blanket nature; (2) contracts for the purchase of materials, supplies or equipment which have not been entered into in the ordinary course of business and consistent with past practice or for capital expenditures in excess of $10,000; (3) contracts with distributors, manufacturers' representatives or sales agents, except those which are terminable at the option of the Company on 60 days' notice or less without incurring any liability in excess of $10,000; (4) contracts under which the Company has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (aa) the performance of any other person, firm or corporation under a contract, or (bb) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation; (5) powers of attorney outstanding from the Company other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process; (6) contracts under which any amount payable by the Company is dependent upon the revenues or profits of the Company (other than employment contracts containing bonus payment provisions dependent on the Company's financial performance which are contained in the Company Disclosure Schedule); (7) contracts with any party for the loan of money or availability of credit to or from the Company (except trade credit extended by the Company to its or their customers or travel advances to its or their employees in the ordinary course of business and consistent with past practice); or (8) any hedging, option, derivative or other similar transaction. In addition, set forth on Schedule 3.11 is a list of all agreements to which Best Source, LLC is a party and under which the Company receives goods or services or occupies real property and reimburses Best Source Publishing, LLC therefor (the "Best Source Contracts").

     3.12 TAX RETURNS; TAXES. Except as set forth on Schedule 3.12:

          (a) The Company has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company which are due and payable as of the date hereof have been paid.

          (b) To the Company's knowledge, there has been no issue raised or adjustment proposed (and none is pending) by any Tax Authority with respect to Taxes attributable to the Assets or the Company. There are no encumbrances for Taxes upon any of the Assets except for liens for Taxes not yet due. There is no pending Tax audit or examination, nor any action, suit, investigation, claim or deficiency asserted with respect to the Assets or the Company.

          (c) All amounts required to be withheld or collected for Taxes for payments made to employees, independent contractors, creditors, stockholders or other third parties or others of the Company have been withheld or collected and have been or will be remitted to the appropriate Tax Authority when due.

          (d) None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code or tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code.

          (e) For purposes of this Agreement, (i) the term "TAX" or "TAXES" includes all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local or foreign Tax Authority, including all income, gross receipts, gains, profits, windfall profits, gift, severance, ad valorem, social security, unemployment, disability, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, withholdings, estimated, license, stamp, franchise or similar taxes (including any interest imposed thereon or penalties, additions or fines attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns and any interest in respect of such penalties, additions or fines); (ii) "TAX RETURN" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any Tax Authority or jurisdiction with respect to Taxes including any supporting schedules or attachments and any amendments thereto; and (iii) "TAX AUTHORITY" shall mean any Governmental Authority responsible for the assessment, determination, collection or imposition of any Tax (including the IRS).

     3.13 INSURANCE. Schedule 3.13 sets forth a correct and complete list of current insurance policies and coverages carried by or for the benefit of the Company. All such policies are in full force and effect, and all premiums due and payable in respect thereof have been paid. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company. Schedule 3.13 sets forth a list of all pending claims with respect to all such policies.

     3.14 INTELLECTUAL PROPERTY.

          (a) OWNED INTELLECTUAL PROPERTY. Schedule 3.14(a) lists all patents, patent applications, computer software, source code, tradenames, trademarks, service marks, trade dress, design marks, or slogans, including any federal and state registration, as well as any common law marks, domain names, logos, or copyrights that are owned by the Company and used in the operation of the Business (such listed property together with all items of intellectual property owned by the Company are referred to herein as the "Owned Intellectual Property"). Except as disclosed on Schedule 3.14(a), (i) the Company possesses all right, title, and interest in and to all Owned Intellectual Property, free and clear of any Lien and has taken commercially reasonable steps to maintain all such right, title, and interest, (ii) to the Company's knowledge, the ownership and uses, as the case may be, by the Company of any Owned Intellectual Property does not infringe any rights of any third party, (iii) such Owned Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, or ruling, (iv) no claim or action is pending or, to the knowledge of the Company, threatened which challenges the legality, validity, enforceability, use or ownership by the Company of such Owned Intellectual Property, (v) there is no license or other contractual obligation under which the Company is a licensor with respect to any such Owned Intellectual Property,
(vi) to the knowledge of the Company, no activity of any third party infringes upon or misappropriates the rights of the Company with respect to any such Owned Intellectual Property, (vii) all authorized third-party uses are being exercised within the limitations set forth in the respective agreements, (viii) the Company has not, in connection with any indebtedness incurred by the Company, granted to any third party any intent to use trademark applications, and (ix) to the extent that any Owned Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto, and the Company thereby either (A) has obtained ownership of and is the exclusive owner of, or (B) has obtained a license (sufficient for the conduct of the Business as currently conducted) to all of such third party's title, right, and interest in such Owned Intellectual Property by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (b) LICENSED INTELLECTUAL PROPERTY. SCHEDULE 3.14(B) lists all intellectual property not owned by the Company and lists each license or other contractual obligation under which any such intellectual property is used by the Company (collectively, the "INTELLECTUAL PROPERTY LICENSES"). Additionally, (i) to the knowledge of the Company, the use by the Company of the intellectual property underlying the Intellectual Property Licenses does not infringe any rights of any third party, (ii) each Intellectual Property License is valid and enforceable in accordance with its respective terms with respect to the Company and each other party thereto and in full force and effect, (iii) the Company or, to the knowledge of the Company, any other party to an Intellectual Property License, is not in material breach or default thereof, (iv) to the knowledge of the Company, the intellectual property underlying each Intellectual Property License is not subject to any outstanding injunction, judgment, order, decree, or ruling, (v) to the knowledge of the Company, no activity of any third party infringes upon the rights of the Company with respect to any of the Intellectual Property Licenses, nor infringes upon the rights of the licensors of the respective Intellectual Property Licenses; (vi) the Company has paid all license fees and the like payable with respect to the Intellectual Property Licenses to the extent such payment was due, and (vii) the Company has the sufficient right to use all intellectual property used in the Business that is not owned by the Company.

          (c) INTELLECTUAL PROPERTY DISPUTES. Except as set forth on Schedule 3.14(c), there is no domestic or foreign action pending, and there is no demand, proceeding, claim, assertion, or dispute made or, to the knowledge of the Company, threatened by any third party which would reasonably be expected to have the effect of diminishing any right, interest, or title of the Company to the Owned Intellectual Property. With respect to the items disclosed on Scheduled 3.14(c), the Company has taken, is taking, and will take commercially reasonable actions necessary to protect its right, title, and interest to all Owned Intellectual Property.

     3.15 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3.15 or as expressly contemplated by this Agreement, no officer or member of the Company, or any person with whom any such officer or member has any direct relation by blood, marriage, or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by all such Persons in the aggregate) or any Affiliate of any of the foregoing, or any current or former Affiliate of the Company has any interest in any contract, arrangement, or understanding with, or relating to, the Business, the Assets or the Assumed Liabilities. For purposes of this Agreement,

"AFFILIATE" of any specified Person means any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. For purposes of this definition, "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. In addition, for purposes of this definition, "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or Governmental Authority.

     3.16 CUSTOMER AND SUPPLIER RELATIONS. SCHEDULE 3.16 contains a complete and accurate list, as of the date hereof, of the names and addresses of the top 10 customers of the Business (as measured by sales for the 12 months ending September 30, 2003) ("Customers") and the top 10 trade vendors of the Business (as measured by purchases for the 12 months ended September 30, 2003) ("Suppliers"). Except as set forth in Schedule 3.16, to the knowledge of the Company, no event has occurred that would materially and adversely affect the Company's relations with any Customer or Supplier. Except as set forth in
Schedule 3.16, no Customer or Supplier during the last twelve months has canceled, terminated or to the Company's knowledge made any threat to cancel or otherwise terminate its contract or, in the case of Customers, to decrease its usage of the Company's services or products. The Company has not received any notice or has no knowledge to the effect that any current Customer or Supplier intends to terminate or materially and adversely alter its business relations with the Company, either as a result of the transactions contemplated by this Agreement or otherwise. 3.17 BROKERS, FINDERS AND INVESTMENT BANKERS. The Company has not employed any broker, finder, investment banker or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees or other similar fees in connection with the transactions contemplated herein.

     3.18 DISCLOSURE. No representation or warranty made by the Company or Principal Members in this Agreement or the Company Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated in this Section 3 or necessary to make the statements contained in this Section 3 not misleading.

     3.19 INVESTMENT REPRESENTATIONS.

          (a) Except as  contemplated  by the  Liquidation as defined in Section
5.3 below, the Company is acquiring the Parent Shares for its own account, and not for any other Person, for investment only and with no intention of distributing or reselling (and the Company will not distribute or resell) such Parent Shares or any part thereof or interest therein in any transaction that would violate the registration requirements of the securities laws of the United States, or any state or non-U.S. jurisdiction, without prejudice, however, to the rights of the Company at all times to sell or otherwise dispose of all or any part of its Parent Shares under an effective registration statement or applicable exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law. The Company has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person its Parent Securities, any interest therein, or any part thereof, and the Company has no present plans to enter into any such contract, undertaking, agreement or arrangement, except as contemplated by the Liquidation as defined in Section 5.3.

          (b) The Company is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with its purchaser representative or representatives as that term is defined in Rule 501 under the Securities Act, such knowledge and experience in financial and business matters that the Company is capable of evaluating the merits and risks of an investment in Parent Securities.

          (c) The Company understands that the Parent Shares have not yet been registered under the Securities Act. The Company is fully aware of the restrictions on sale, transferability and assignment of Parent Shares as set forth in the certificates representing the Parent Shares referred to in Section 3.19(d) below, and that the Company must bear the economic risk of the Company's investment for an indefinite period of time. The Company understands and agrees that Parent may refuse to permit the sale, transfer or assignment of any Parent Securities (other than the transfer upon the Liquidation under Section 5.3, to which Parent and Purchaser hereby irrevocably consent), unless it receives an opinion of counsel or other evidence reasonably satisfactory to it that such sale, transfer or assignment is made in compliance with the registration requirements of the Securities Act and any applicable state securities laws. The Company has no need for any liquidity in its investment for an indefinite period of time, and is able to bear the economic risk of losing its entire investment.

          (d) The Company agrees that, so long as required by law, certificates evidencing the Parent Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

          "THE  SECURITIES   REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS."

     3.20 NO OTHER REPRESENTATIONS AND WARRANTIES. Neither the Company nor any Principal Member has made nor shall be deemed to have made any representation or warranty other than as expressly made by them in this Section 3. Without limiting the generality of the foregoing, and notwithstanding any representations and warranties made by the Company or any Principal Member in this Section 3, neither the Company nor any Principal Member makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to the Purchaser or Parent or their counsel, accountants or other advisers at any time with respect to future revenues, expenses or expenditures or future results of operations, or (b) except as expressly covered by a representation and warranty contained in this
Section 3, any
other information or documents (financial or otherwise) made available to the Purchaser, Parent or their counsel, accountants or other advisers before or after the date of this Agreement.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT.

     The Purchaser and the Parent, jointly and severally, represent and warrant to the Company and Principal Members that the statements contained in this
Section 4 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date (unless specifically made as of another date), except as specified to the contrary in the Disclosure Schedule prepared by the Purchaser accompanying this Agreement (the "PURCHASER DISCLOSURE SCHEDULE") which is made a part hereof. The Purchaser Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. A disclosure in any Schedule included in the Parent Disclosure Schedule shall act as a disclosure, exception or exclusion, as applicable, to each other Schedule in the Parent Disclosure Schedule.

     4.1 ORGANIZATION AND STANDING. The Purchaser and the Parent are corporations duly organized, validly existing and in good standing under the laws of the state of Georgia and Delaware, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Purchaser and Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or the Parent.

     4.2 AUTHORITY, EXECUTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Purchaser Ancillary Documents have been duly authorized by all necessary corporate action on the part of the Purchaser and the Parent. This Agreement and each other certificate, agreement, document or instrument to be executed and delivered by the Purchaser or the Parent in connection with the transactions contemplated by this Agreement (the "PURCHASER ANCILLARY DOCUMENTS") have been duly executed and delivered by the Purchaser and/or the Parent (as the case may
be), and constitutes the valid and legally binding agreements of the Purchaser and/or Parent (as the case may be), enforceable against the Purchaser and/or the Parent (as the case may be) in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.3 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Purchaser Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Purchaser Ancillary Documents do not and will not (as the case may be), (a) conflict with or result in any breach of any term or provision of the charter documents or by-laws of the Purchaser or the Parent, (b) with or without the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default (or give rise to any right of termination, amendment or cancellation) under, result in the loss of any benefit under or permit the acceleration of any obligation under, any material note, bond, mortgage, indenture, lease, license, contract, agreement or other obligation to which Parent or the Purchaser is a party or by which any of its properties or assets is bound, (c) or violate any judgment, decree or order of any Governmental Authority to which the Purchaser or the Parent is a party or by which the Purchaser, the Parent or any of their properties is bound or (d) any statute, law, rule or regulation applicable to the Purchaser or to Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority with respect to the Purchaser or the Parent is required in connection with the execution, delivery or performance of this Agreement or the Purchaser Ancillary Documents by the Purchaser or the Parent or the consummation of the transactions contemplated by this Agreement or Purchaser Ancillary Documents by the Purchaser or the Parent.

     4.4 PARENT SHARES. The Parent Shares to be issued in payment of the Purchase Price will, when issued and delivered in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable and none of which will be issued in violation of any preemptive or similar rights; provided, however, the Parent Shares to be issued hereunder may be subject to restrictions on transfer under applicable federal and state securities laws.

     4.5  SEC FILINGS; PURCHASER FINANCIAL STATEMENTS.

          (a) Parent has filed all required forms, reports, registration statements and documents with the SEC since January 1, 2000. All such required forms, reports and documents (including those that the Parent may file subsequent to the date hereof until the Closing) are referred to herein as the "PARENT SEC REPORTS"; provided, that any Parent SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Reports
(A) complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements of the Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS"), including each Parent SEC Report filed after the date hereof until the Closing, (A) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto; (B) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than the provision of notes to the financial statements for quarterly periods); and (C) fairly presented the consolidated financial position of the Parent and its subsidiaries at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in the Parent's accounting policies except as described in the notes to the Parent Financial Statements.

     4.6 PURCHASER CAPITALIZATION. The authorized capital stock of the Purchaser as of the date of this Agreement consists of 1,000 shares of Common Stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding and held by Parent.

     4.7 PARENT CAPITALIZATION. The authorized capital stock of the Parent consists of 25,000,000 shares of Common Stock, $0.01 par value per share, of which 11,323,494 shares are issued and outstanding (subject to the changes prior to the Closing Date contemplated by the Purchaser Disclosure Schedule) and 500,000 shares of preferred stock, none of which are issued and outstanding.

     4.8 LITIGATION. There is no legal action, suit or proceeding of any nature pending or to the Parent's or the Purchaser's knowledge threatened against the Purchaser, the Parent, either of its properties, officers, members or employees, nor, to the knowledge of the Purchaser or the Parent, is there any valid basis therefor.

     4.9 NO MATERIAL ADVERSE CHANGE. Since the date of the most recent audited balance sheet included in the Parent SEC Reports, there has not occurred any material adverse change in the financial condition, liabilities, assets, business or results of operations of Parent. For purposes of this Section, changes in general economic conditions or changes in the industry and market in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

     4.10 BROKERS' AND FINDERS' FEES. Except as otherwise provided herein, the Purchaser and Parent have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.11 DISCLOSURE. No representation or warranty of the Purchaser or the Parent in this Agreement and no statement in any Purchaser Disclosure Schedule, when read together with the Parent SEC Reports, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     SECTION 5. COVENANTS OF THE COMPANY AND THE PRINCIPAL MEMBERS.

     Unless the Purchaser otherwise agrees in writing, the Company and the Principal Members covenant and agree with Purchaser and Parent that from the date hereof until the Closing or other termination of this Agreement as follows:

     5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly provided for herein, during the period from the date of this Agreement to the Closing Date, the Company shall (a) act and carry on its business only in the ordinary course of business and, to the extent consistent therewith, (b) use its reasonable commercial efforts to preserve intact its current business organizations, keep available the services of its current key officers and employees and preserve the goodwill of those engaged in material business relationships with the Company, and to that end, without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Purchaser:

          (a) (i) declare, set aside or make any distributions (whether in cash, securities or other property) in respect of, any of its outstanding membership interest in the Company, (ii) split, combine or reclassify any outstanding interest or issue or authorize the issuance of any other interest in respect of, in lieu of or in substitution for membership interest, or (iii) purchase, redeem or otherwise acquire any interest in the Company, except as provided in Section 5.7;

          (b) amend its articles of organization, operating agreement, or other comparable charter or organizational documents;

          (c) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person other than in the ordinary course of business;

          (d) directly or indirectly sell, pledge or otherwise dispose of or encumber any of its properties or assets that are material to its business, except for sales, pledges or other dispositions or encumbrances in the ordinary course of business;

          (e) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company, or (ii) make any loans or advances to any other person, other than to the Company and other than routine travel advances to employees or customer trade credit, except, in the case of clause (i), for borrowings under existing credit facilities described in the Company Disclosure Schedule in the ordinary course of business;

          (f) grant or agree to grant to any officer, employee or consultant any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, except normal, regularly scheduled increases in respect of non-officer employees;

          (g) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to new hires of non-officer employees in the ordinary course of business;

          (h) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, share exchange or other material reorganization or any agreement involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any significant portions of the assets of the Company, in a single transaction or series of related transactions which would reasonably be expected to interfere with the completion of the Acquisition;

          (i) make any tax election or settle or compromise any income tax liability of the Company involving on an individual basis more than $10,000;

          (j) make any change in any method of accounting or accounting practice or policy, except as required by any changes in GAAP;

          (k) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's ability to compete with or conduct any business or line of business, except for any such agreement, understanding or commitment entered into in the ordinary course of business;

          (l) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company;

          (m) except as previously approved by the written unanimous consent of the members of the Company prior to the date hereof and as identified to the Purchaser prior to the date hereof, authorize or commit to make capital expenditures in excess of $10,000; or

          (n) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 5.1.

     5.2 NO SOLICITATION. The Company shall, and shall cause its affiliates, officers, members, employees, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by the Company) to discontinue any solicitation efforts, discussions or negotiations with respect to any Acquisition Proposal (as hereinafter defined) with any person or entity other than the Purchaser or Parent. The Company shall not, and shall not authorize or permit any of its affiliates, officers, members, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant retained by the Company or any of its subsidiaries or affiliates) to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means an inquiry, offer, proposal or other indication of interest (other than the Acquisition) regarding any of the following matters involving the Company: (a) any merger, consolidation, share exchange, tender or exchange offer, recapitalization, business combination or other similar transaction; (b) any acquisitions of membership interest or other securities issued by the Company; (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial portion of the assets of the Company, taken as a whole, in a single transaction or series of related transactions; or (d) any proposal, plan or intention to do any of the foregoing or any agreement in principle or other agreement to engage in any of the foregoing.

     5.3 DISTRIBUTION OF PARENT SHARES. As soon as practicable after the Closing, the Company shall distribute the Parent Shares received by it to its then members in a liquidation and dissolution of the Company in compliance with the Michigan Limited Liability Company Act (the "Liquidation"). Notwithstanding the foregoing, in no event shall the Company undertake the Liquidation in such a manner that the creditors of the Company receive Parent Securities, or that the creditors of the Company are not satisfied pursuant to the relevant provisions of Michigan law including the Limited Liability Company Act. In connection with the Liquidation, the Company further covenants not to distribute any Parent Shares to a member (or any other authorized recipient) without first delivering an Investor Representation Letter to the Parent executed such member or other authorized recipient of the Parent Shares.

     5.4 USE OF NAME. Immediately following the Closing Date, the Company shall not use for any commercial purpose any corporate, trade, or service name including the words and marks "Construction Yellow Pages" or "constructionyellowpages.com" or any confusingly similar words, other than in connection with the Liquidation and the winding up of the affairs of the Company after Closing.

     5.5 PUBLIC ANNOUNCEMENTS. After the date of this Agreement, each party shall consult with the other Parties before issuing, and provide to the other parties the opportunity to review and comment upon, any press release, SEC filing or other public statements with respect to the transactions contemplated hereby, including the Acquisition, and shall not issue any such press release or make any such public statement without the other parties' prior written consent (which consent shall not be unreasonably withheld), except as may be required by applicable law, regulation or by court process.

     5.6 ACCESS TO INFORMATION, CONFIDENTIALITY. Upon reasonable notice, the Company shall afford to the Purchaser and to the Purchaser's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, Tax Returns, personnel (with the prior consent of the Company) and records and, during such period, the Company shall furnish as promptly as practicable to the Purchaser such information concerning its business, properties, financial condition, operations and personnel as the Purchaser may from time to time reasonably request, provided, however, that the Company shall not be required to disrupt its business operations with respect to the provision of such information. Any such investigation by the Purchaser shall not affect the representations or warranties contained in this Agreement. Except as required by law, before Closing the Purchaser and Parent will, and will cause their directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, (a) hold and not disclose any non-public information obtained from or on behalf of the Company or its affiliates in confidence in accordance with the confidentiality provisions of the letter agreement between Parent and the Company (b) use such information only for the purpose of investigating the Company in connection with the Acquisitions contemplated by this Agreement, and
(c) not, directly or indirectly, solicit or divert or attempt to solicit or divert any business, customer or employee of the Company.

     SECTION 6. OTHER COVENANTS.

     6.1  EMPLOYMENT MATTERS.

          (a) Except as provided otherwise in a written agreement, Parent and Purchaser shall be under no obligation to employ or continue to employ any individual for any period. It is understood and agreed among the parties that Purchaser will offer employment effective as of the close of business on the Closing Date to only those other employees of the Company set forth on Schedule
6.1 (the "Employees") in connection with the purchase of the Assets, subject to the satisfaction of the conditions set forth in the Purchaser's offer letters, including the Purchaser's completion of background checks and other pre-employment procedures with respect to such employees and such employees' execution of the relevant documents relative to such employees' respective positions with the Purchaser. The Purchaser's employment of the Employees shall be on an "at-will" basis and on such other terms and conditions of employment as the Purchaser shall offer in its sole discretion. Those Employees who accept Purchaser's offer of employment and who commence working with the Purchaser shall be referred to hereinafter as the "Transferred Employees."

          (b) With respect to each Transferred Employee, on the Closing Date the Company hereby waives and releases each such individual from non-competition covenants enforceable by the Company with respect to the employment, activities or other conduct of such individuals after their termination of employment with the Company (other than the obligation not to disclose confidential or proprietary information of the Company and its Affiliates).

          (c) Except as otherwise provided in this Agreement, the Company shall be solely responsible for any and all liabilities in respect of employees and other personnel of the Business, including the Transferred Employees, and their beneficiaries and dependents, relating to or arising out of or in connection with (i) the employment or the actual or constructive termination of employment of any employee of the Business by the Company (including in connection with the consummation of the transactions contemplated by this Agreement), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation under, any plan or plans and (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including deferred compensation). The Company shall be solely responsible for meeting and the Purchaser and the Parent shall have no liability in respect of any obligations under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code in respect of each of Seller's employees who incur a "qualifying event" on or before the Closing Date or as a result of the transactions contemplated hereby.

          (d) Except to the extent included in the Assumed Liabilities, the Purchaser and the Parent shall have no obligation to pay any retirement, severance, deferred compensation, incentive, stock option, vacation, bonus, unemployment, partnership or other payments, distributions or benefits that the Employees or any other Person may have accrued up to and including the Closing Date as a member, officer, employee, independent contractor, agent, representative or other personnel of the Company or otherwise.

          (e) The Company agrees to provide coverage to qualified beneficiaries who are already receiving health and/or dental coverage on the Closing Date under Section 4980B of the Code (hereinafter "COBRA") to the extent required under COBRA. The Company agrees to offer health and/or dental coverage to the extent required under COBRA to individuals whose qualifying event occurs before or on the Closing Date. The Purchaser agrees to offer health and/or dental coverage as required under COBRA to Transferred Employees whose qualifying event occurs after the Closing Date to the extent required under COBRA.

     6.2 SEC FILINGS. Until such time as the Company and its Members have disposed of all of the Parent Shares issued pursuant to this Agreement, Parent shall timely file with the SEC all reports required to be filed by Parent pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, so that Rule 144 under the Securities Act is available for resales of the Parent Shares in compliance with that Rule.

     6.3 BEST SOURCE CONTRACTS. Before Closing the Company will (a) use its reasonable commercial efforts to assist the Purchaser, at its request, to enter into separate agreements with the parties (other than Best Source Publishing, LLC) to the Best Source Contracts so that after Closing the Purchaser may receive the good, services or other benefits provided to the Company under the Best Source Contracts, and/or (b) negotiate in good faith with the Purchaser to enter into other mutually satisfactory arrangements so that after Closing the Purchaser may receive the goods, services or other benefits provided to the Company under the Best Source Contracts.

     6.4 OFFICE SUBLEASE. Before Closing the Company and Purchaser will use their best efforts to negotiate and come to an agreement with Best Source Publishing, LLC and the landlord for a sublease for the space currently occupied by the Company located at 2025 East Beltline Avenue, Suite 101,Grand Rapids, Michigan 49546.

     SECTION 7. CONDITIONS TO CLOSING.

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE ACQUISITION. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing Date of the following conditions:

          (a) No Action or Proceeding. No claim, action, suit or other proceeding shall be pending or threatened by any public authority or person before any court, agency or administrative body which would have the effect of making illegal, materially delaying or otherwise restraining or prohibiting the transactions contemplated hereby or allowing any material damages to be recovered or other material relief to be obtained as a result of the transactions contemplated hereby or as a result of any agreement entered into in connection with, or as a condition precedent to, the consummation of the transactions contemplated hereby.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, provided, however, that the party invoking this condition shall have complied with its obligations under this Agreement in all material respects.

     7.2 CONDITIONS TO THE COMPANY'S AND THE PRINCIPAL MEMBERS' OBLIGATIONS TO CONSUMMATE THE ACQUISITION. The obligations of the Company and the Principal Members to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Representations and warranties of the Purchaser and the Parent contained in this Agreement (other than representations and warranties expressly made as of a certain date, which shall be accurate as of such date) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for any such failure which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the Parent, and the Company shall have received a certificate signed on behalf of the Purchaser and the Parent by an authorized officer to such effect.

          (b) Performance of Obligations of the Purchaser and the Parent. The Purchaser and the Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Purchaser and the Parent by an authorized officer to such effect.

          (c) No Material Adverse Change. Since the date of this Agreement, the Purchaser and the Parent, taken as a whole, shall not have experienced any change, event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or the Parent.

          (d) Delivery of Certificate. The Company shall have received a stock certificate representing the Parent Shares registered in the Company's name in accordance with this Agreement.

          (e) Bill of Sale and Assignment and Assumption Agreement. The Company shall have received the Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as EXHIBIT A, duly executed by the Purchaser.

          (f) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or any other Person required to be obtained or made by the Purchaser or the Parent in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (g) Board Approval. The Acquisition shall have been approved by the Boards of Directors of Parent and Purchaser.

          (h) Additional Closing Documents. The Purchaser shall have furnished to the Company such additional certificates and other documents as the Company may have reasonably requested as to any of the conditions set forth in this
Section 7.2.

     7.3 CONDITIONS TO THE PURCHASER'S AND THE PARENT'S OBLIGATIONS TO CONSUMMATE THE ACQUISITION. The obligations of the Purchaser and the Parent to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Representations and warranties of the Company and the Principal Members contained in this Agreement (other than representations and warranties expressly made as of a certain date, which shall be accurate as of such date) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for any such failure which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and the Purchaser shall have received a certificate signed on behalf of the Company by an authorized officer to such effect with respect to the Company.

          (b) Performance of Obligations of the Company and the Principal Members. The Company and the Principal Members shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed on behalf of the Company by an authorized officer to such effect with respect to the Company.

          (c) No Material Adverse Change. Since the date of this Agreement, the Company shall not have experienced any change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Business.

          (d)  Bill  of  Sale  and  Assignment  and  Assumption  Agreement.  The
Purchaser shall have received the Bill of Sale and Assignment and Assumption Agreement, duly executed by the Company.

          (e) Non-Competition Agreements. The Purchaser shall have received agreements not to compete with the Purchaser and the Parent from Wolford and McLean in substantially the form attached hereto as EXHIBIT B.

          (f) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or any other Person required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (g) Intellectual Property Assignment Agreement. The Company shall have executed and delivered an Intellectual Property Assignment Agreement in favor of the Purchaser in substantially the form attached hereto as EXHIBIT C.

          (h) Legal Opinion. The Purchaser shall have received the legal opinion of Barnes & Thornburg, counsel to the Company, in substantially the form attached hereto as EXHIBIT D.

          (i)  Member  Approval.   The  Acquisition  shall  have  been  approved
unanimously by all of the members of the Company.

          (j) Investor Representation Letter. Parent and Purchaser shall have received an Investor Representation Letter, in the form attached hereto as EXHIBIT E from each member of the Company and any other Person that may receive Parent Shares upon the liquidation of the Company.

          (k) Additional Closing Documents. The Company and the Principal Members shall have furnished to the Purchaser such additional certificates and other documents as the Purchaser may have reasonably requested as to any of the conditions set forth in this Section 7.3

          (l) Cash on Hand. The Company's Assets shall include and the Company shall have ONE HUNDRED AND FIVE THOUSAND DOLLARS ($105,000) in cash.

     SECTION 8. TERMINATION.

     8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, in any one of the following circumstances:

          (a) By mutual written consent duly authorized by the Board of Director of the Purchaser and all members of the Company;

          (b) By the Purchaser or the Company, if the Closing Date shall not have occurred on or before December 1, 2003, otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination;

          (c) By the Purchaser or the Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(c) unless such party has used its reasonable commercial efforts to remove such order, decree, ruling or injunction;

          (d) By the Purchaser if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of the Closing Date as if made on such date, or if any of the Company's covenants and agreements contained in this Agreement shall have been breached in any material respect, provided, however, that the Purchaser may not terminate this Agreement under this Section 8.1(d) on account of an inaccuracy in the Company's representations and warranties that is curable by the Company or on account of a breach of a covenant or agreement by the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within ten (10) days after receiving written notice from the Purchaser of such inaccuracy or breach;

          (e) By the Company if any of the Purchaser's or Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of the Closing Date as if made on such date, or if any of the Purchaser's or Parent's covenants and agreements contained in this Agreement shall have been breached in any material respect, provided, however, that the Company may not terminate this Agreement under this Section 8.1(e) on account of an inaccuracy in the Purchaser's or Parent's representations and warranties that is curable by the Purchaser or Parent or on account of a breach of covenant or agreement by the Purchaser or Parent that is curable by the Purchaser or Parent unless the Purchaser or Parent fails to cure such inaccuracy or breach within ten (10) days after receiving written notice from the Company of such inaccuracy or breach.

     8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement shall (except for the provisions of Section 3.17, Section 4.10, Section 5.5, the last sentence of Section 5.6, this Section 8.2 and

Section 9, which shall survive the termination of this Agreement) forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

     8.3 AMENDMENT. At any time prior to the Closing Date, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of the Purchaser, action by its Board of Directors or the duly authorized designee of its Board of Directors, or in the case of the Company, by unanimous consent of its members.

     SECTION 9. INDEMNIFICATION.

     9.1 INDEMNIFICATION OBLIGATIONS OF THE COMPANY AND PRINCIPAL MEMBERS. Subject to the restrictions and limitations set forth in this Section 9, the Company and Principal Members shall, jointly and severally, indemnify, defend and hold harmless the Purchaser, the Parent and their respective officers, directors, employees, and affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "PURCHASER INDEMNIFIED PARTIES") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses), whether or not involving a third-party claim, arising out of or relating to:

          (a) any liability or obligation of the Company of any nature whatsoever (including the Excluded Liabilities), except the Assumed Liabilities;

          (b) any breach or inaccuracy of any representation or warranty made by the Company or Principal Members in Section 3 of this Agreement;

          (c) any breach of any covenant, agreement or undertaking made by the Company and Principal Members in this Agreement; and

          (d) any non-compliance by the parties hereto with any Michigan bulk sales laws applicable to the Acquisition.

The claims, liabilities, obligations, losses, costs, expenses, and damages of the Purchaser Indemnified Parties described in this Section 9.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "PURCHASER LOSSES."

     9.2 INDEMNIFICATION OBLIGATIONS OF THE PURCHASER AND PARENT. Subject to the restrictions and limitations set forth in this Section 9, the Purchaser and Parent, jointly and severally, shall indemnify and hold harmless the Company and Principal Members and their respective members, managers, officers, employees, and affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "COMPANY INDEMNIFIED PARTIES") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses), whether or not involving a third-party claim, arising out of or relating to:

          (a) any of the Assumed Liabilities;

          (b) any breach or inaccuracy of any representation or warranty made by the Purchaser or Parent in Section 4 of this Agreement;

          (c) any breach of any covenant, agreement or undertaking made by the Purchaser or Parent in this Agreement; and

          (d) any use of the Assets or operation of the Business after Closing.

The claims, liabilities, obligations, losses, costs, expenses, and damages of the Company Indemnified Parties described in this Section 9.2 as to which the Company Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "COMPANY LOSSES."

     9.3  INDEMNIFICATION PROCEDURE.

          (a) Promptly after receipt by a Purchaser Indemnified Party or a Company Indemnified Party (hereinafter collectively referred to as an
"INDEMNIFIED PARTY") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or Company Losses (as the case may be), such Indemnified Party shall, within ten (10) days, notify the Company and Principal Members or the Purchaser, as the appropriate indemnifying parties (the "INDEMNIFYING PARTY"), of such complaint or of the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in material prejudice to the Indemnifying Party with respect to material rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; PROVIDED, HOWEVER, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which it is maintaining, and to cooperate in good faith with each other with respect to the defense of any such action.

          (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (ii) the terms or effect of the settlement shall not encumber any of the assets of any Indemnified Party or any affiliate thereof, or contain or result in any restriction, interference or condition that would apply to such Indemnified Party or its affiliates or to the conduct of any of their respective businesses; and (iii) the Indemnifying Party shall obtain, as a condition of such settlement, a complete unconditional release of each Indemnified Party.

          (c) Any party granted the right to direct the defense of any action or proceeding under this Section 9.3 hereunder shall (1) keep the other parties fully informed of material developments in the action or proceeding, (2) promptly submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action or proceeding, (3) permit the other parties and their counsel, to the extent practicable, to confer on the conduct of the defense of the action or proceeding, and (4) to the extent practicable, permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties shall make available to each other and each other's counsel and accountants all of their books and records relating to the action or proceeding, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action or proceeding. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of another party. The assumption of the defense of any action or proceeding by an Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict the Indemnifying Party's rights to later seek to be reimbursed its costs and expenses if indemnification under this Agreement with respect to the action or proceeding was not required. An Indemnifying Party may elect to assume the defense of an action or proceeding at any time during the pendency of the action or proceeding, even if initially the Indemnifying Party did not elect to assume the defense, so long as the assumption at such later time would not materially prejudice the rights of the Indemnified Party.

          (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim and, within five business days of either the consensual resolution of the claim by the Indemnified Party and Indemnifying Party or, if no such resolution occurs, the final non-appealable determination of the merits and amount of such claim by a court of competent jurisdiction, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

     9.4 CLAIMS PERIOD. For purposes of this Agreement, a "CLAIMS PERIOD" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party, which period (a) shall begin on the Closing Date and (b) shall terminate (or not terminate) as follows:

          (i) with respect to Purchaser Losses arising under Section 9.1(a) that do not also arise under Section 9.1(b), the Claims Period shall terminate two years following the date hereof;

          (ii) with respect to Purchaser Losses arising under Section 9.1(b), the Claims Period shall terminate one year following the date hereof;

          (iii) with respect to Purchaser Losses arising under Section 9.1(c) or
     Section 9.1(d), the Claims Period shall not terminate;

          (iv) with respect to Company Losses arising under Section 9.2(b), the Claims Period shall terminate one year following the date hereof;

          (v) with  respect to Company  Losses  arising  under  Section  9.2(a),
     Section 9.2(c) or Section 9.2(d), the Claims Period shall not terminate.

     Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

     9.5 LIMITATIONS ON INDEMNIFICATION. The right to receive indemnification under this Section 9 is subject to the following limitations:

          (a) Notwithstanding anything to the contrary herein and except for actual fraud by a Principal Member, each Principal Member shall only be obligated to indemnify the Purchaser

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Indemnified  Parties under this Section 9 up to the 30% of the aggregate  number of shares of Parent Shares that were actually received by such Principal Member. For purposes of valuing the Parent Shares for purposes of satisfying Purchaser Losses under this Section 9.5, the Parent Shares delivered to such Principal Member shall be valued based on the closing price of the Parent's common stock on the over-the-counter bulletin board (or any subsequent market) on either (i) the Closing Date or (ii) the date such Parent Shares are delivered to the Purchaser Indemnified Party in satisfaction of the Purchaser Loss, whichever is greater.

          (b) Notwithstanding anything to the contrary herein and except for actual fraud by the Company, the Company shall only be obligated to indemnify the Purchaser Indemnified Parties under this Section 9 up to 30% of the aggregate number of shares of Parent Shares that were actually received by the Company at Closing. For purposes of valuing the Purchaser Common Stock for purposes of satisfying Purchaser Losses under this Section 9.5, the Parent Shares delivered to the Company shall be valued based on the closing price of the Parent's common stock on the over-the-counter bulletin board (or any subsequent market) on either (1) the Closing Date or (2) the date such Parent Shares are delivered to the Purchaser Indemnified Party in satisfaction of the Purchaser Loss, whichever is greater. In addition to the foregoing, the Company shall have no indemnity obligation after the Liquidation occurs, and after the Liquidation any claim for indemnity by any Purchaser Indemnified Party may be asserted, subject to all of the limitations of this Agreement, only against the Principal Members who actually receive Principal Shares in the Liquidation.

          (c) Neither the Company nor any Principal Member shall be liable to the Purchaser Indemnified Parties until the aggregate amount of Purchaser Losses exceeds $25,000 (the "Threshold Amount"), at which time the Company and the Principal Members shall be liable only for Purchaser Losses in excess of the Threshold Amount up to the applicable maximum amounts set forth in this Agreement. All Purchaser Losses are payable, at the option of the Indemnifying Party, with (i) Parent Shares or (ii) cash in an amount equal to the value ascribed to the Parent Shares pursuant to Section 9.5(a) or Section 9.5(b), as applicable. In the event it is finally determined in accordance with this
Section 9 that a Purchaser Indemnified Party is entitled to receive payment from the Principal Members in respect of any Purchaser Losses, the amount recovered by such Indemnified Party shall be paid pro rata (based on the number of Parent Shares received by the Principal Members in connection with the Liquidation) by the Principal Members. In such event, the Principal Members shall send one or more certificates representing the Parent Shares to the Purchaser for cancellation, and the Purchaser Indemnified Party shall promptly issue, or cause to be issued, to each Principal Member a new certificate representing the number of shares of the Parent Shares, if any, that the Purchaser Indemnified Party is not entitled to cancel pursuant to the provisions of this Section 9.5. If a Principal Member refuses to deliver to the Purchaser Indemnified Party his or her stock certificate representing shares of Purchaser Common Stock after it is finally determined that such Principal Member owes such shares in satisfaction of a Purchaser Loss hereunder, the Purchaser Indemnified Party may enter a stop transfer order with its transfer agent to effect the cancellation of the shares that such Principal Member is obligated to deliver to the Purchaser Indemnified Party hereunder.

          (d) Neither the Company nor any Principal Member shall be required to indemnify any Purchaser Indemnified Party with respect to any claim for a breach of any representations

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

and warranties if the basic underlying facts giving rise to the claim were known by or disclosed to any Purchaser Indemnified Party or its Affiliates on or before Closing;

          (e) In computing the amount of any indemnification to which any Purchaser Indemnified Party may be entitled hereunder by virtue of a breach of
Section 3.6, if the amount of any liabilities has been understated or unrecorded, on the one hand, but on the other hand the amount of any other liabilities has been overstated or any assets understated, only the net effect (benefits or detriment) of such errors shall be taken into account.

          (f) Any amounts recoverable by any Purchaser Indemnified Party under this Section 9 shall be treated as an adjustment to the Purchase Price or Assumed Liabilities, as applicable, and shall be net of any Tax benefits and third party recoveries (such as insurance or "pass-through warranty coverage, which all Purchaser Indemnified Parties must exhaust before making any claim for indemnification hereunder) to all Purchaser Indemnified Parties.

          (g) No Purchaser Indemnified Party may recover any amounts on a claim that are attributable to any delay in delivering notice of the claim to the Company or any Principal Member. No indemnity shall become due (1) on account of consequential, incidental or indirect damages or losses and, in particular, no "multiple of profits" or other items shall be applied in calculating any indemnity amount, or (2) in respect of any claim to the extent that the matter that is the subject of the claim that is reflected on, accrued for or reserved against or otherwise provided for in the Company Financial Statements.

          (h) Neither the Company nor any Principal Member shall have any liability with respect to any claim or part of a claim that would not have arisen but for any act or omission after Closing by any Purchaser Indemnified Party or any its Affiliates other than any act or omission done pursuant to this Agreement or as required by applicable law.

     9.6 EXCLUSIVE REMEDY. An action for damages under this Section 9 constitutes the sole and exclusive remedy of each party with respect to any matter arising under this Agreement, and each party hereby irrevocably waives and releases the other parties from any and all claims and other causes of action, including claims for contribution, relating to such matters.

     SECTION 10. MISCELLANEOUS.

     10.1 NOTICES. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally, by electronic facsimile transmission (with receipt acknowledged by the sending party's facsimile machine), by registered or certified mail, or by nationally recognized overnight courier (with postage and other fees prepaid in each case) as follows:

      To the Purchaser or the Parent:

      Return On Investment Corporation
      1825 Barrett Lakes Boulevard, Suite 260
      Kennesaw, Georgia 30144
      Attn: Sherwin Krug
      Telecopy: (770) 517-4750

      with a copy to:

      Powell, Goldstein, Frazer & Murphy LLP
      191 Peachtree Street
      Suite 1600
      Atlanta, GA 30303
      Attention:  Arn Rubinoff, Esq.
      Telecopy: (404) 572-6999

      To the Company or McLean:

      Construction Yellow Pages, LLC
      2025 East Beltline Avenue, Suite 101
      Grand Rapids, Michigan 49546
      Attention:  Scott McLean
      Telecopy: (616) 954-2732

      with a copy to:

      Barnes & Thornburg
      601 Campau Square Plaza
      99 Monroe Ave., NW
      Grand Rapids, Michigan 49503
      Attention:  R. Paul Guerre, Esq.
      Telecopy: (616) 742-3999


      To Wolford:

      Arol Wolford
      1825 Barrett Lakes Boulevard, Suite 260
      Kennesaw, Georgia 30144
      Telecopy: (770) 517-4750

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing by like notice. Such notice shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, on the date of transmission if sent by facsimile, on the third business day if sent by registered, or certified mail, or on the next business day if sent by a nationally recognized overnight courier.

     10.2 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In this Agreement the phrase "to the knowledge of the Company" and similar phrases means the actual knowledge of Wolford and McLean, and the phrases "to the knowledge of the Purchaser" or "to the knowledge of the Parent" and similar phrases means (in each case) the actual knowledge of any director or officer of both the Purchaser and the Parent.

     10.3 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person (including any employees or former employees of Company), other than the parties hereto, any rights or remedies. All agreements, covenants, obligations and liabilities of Parent and Purchaser made in or arising under this Agreement or any Purchaser Ancillary Documents shall be joint and several.

     10.4 GOVERNING LAW. Any disputes among the parties hereto arising under this Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia. In the event either party hereto shall institute a legal action as a result of a default in the other party's performance under this Agreement, any such action shall be brought exclusively in the state courts of Cobb County, State of Georgia which shall retain exclusive jurisdiction with respect to the interpretation, performance, and enforcement of this Agreement.

     10.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     10.6 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.8 COSTS AND EXPENSES. The Company and Principal Members will bear all costs and expenses (including any brokers or finders fees and any attorneys and accountants fees) incurred by them in connection with the transactions contemplated by this Agreement, and the Purchaser and the Parent will bear all such costs and expenses incurred by the Purchaser or the Parent in connection herewith.

     10.9 CERTAIN INFORMATION. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or any schedules or exhibits hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the schedules or exhibits hereto in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any schedule or exhibit hereto is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the schedules and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of law or breach of contract.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Purchaser, the Parent, the Company and the Principal Members have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PURCHASER                                  COMPANY

TECTONIC SOLUTIONS, INC.                   CONSTRUCTION YELLOW PAGES, LLC

By:    _____________________________       By:   Best Source Publishing, LLC,
                                           its managing member
Name:  _____________________________
                                           By:    ___________________________
Title: _____________________________
                                           Name:  ___________________________

                                           Title: ___________________________

PARENT                                     PRINCIPAL MEMBERS

RETURN ON INVESTMENT CORPORATION

By:    _____________________________       ______________________________(Seal)
                                           Arol Wolford
Name:  _____________________________

Title: _____________________________       ______________________________(Seal)
                                           Scott McLean